UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 25, 2019 (January 24, 2019)

OCEANFIRST FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-11713	22-3412577
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)
110 WEST FRONT STREET, RED BANK NEW JERSEY 07701
(Address of principal executive offices, including zip code)
(732)240-4500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 140.13e-4(c))

ITEM 2.02	RESULTS OF OPERATION AND FINANCIAL CONDITION
On January 24, 2019, OceanFirst Financial Corp. (the “Company”) issued a press release announcing its financial results for the quarter ended December 31, 2018. That press release is attached to this Report as Exhibit 99.1.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
(d)     On January 23, 2019, the Registrant appointed Grace Vallacchi, the Executive Vice President and Chief Risk Officer of the Company and the Bank, to its Board of Directors, effective immediately. Ms. Vallacchi will not be a member of any Board Committee. She will retain her Executive Vice President and Chief Risk Officer positions with the Company and the Bank, and will now report directly to Chairman, President and Chief Executive Officer Christopher D. Maher. Due to such employment, Ms. Vallacchi may not serve as a member of the Audit, Human Resources/Compensation or Leadership Committees. Ms. Vallacchi was also appointed to the Board of Directors of the Bank, effective immediately. Further information regarding Ms. Vallacchi is included in the Press Release attached hereto as Exhibit 99.1 and that information is incorporated herein by reference.
The Company and the Bank have an employment agreement with Ms. Vallacchi (the “Executive”) which is filed herewith as Exhibit 10.30 and the following summary is qualified by reference to such Exhibit. The employment agreement has a term expiring on July 31, 2020. The employment agreement provides that the agreement shall be extended each August 1 for an additional year, unless prior written notice of non-renewal is given to the Executive after conducting the Executive’s performance evaluation. In addition to base salary, the agreement provides for, among other things, participation in cash incentive and stock benefit plans and other fringe benefits applicable to executive personnel. The employment agreement also provides that the compensation awarded under the agreement is subject to reduction or “clawback” under certain circumstances specified in the agreement.
The agreement provides for termination, at any time by the Bank or the Company, for Cause (as defined in the agreement) or without Cause. In the event the Bank or the Company chooses to terminate the Executive’s employment for reasons other than for Cause, or in the event of the Executive’s qualifying resignation from the Bank, and if applicable the Company, the Executive would be entitled to receive an amount equal to the greater of (x) the remaining base salary payments the Executive would have earned until the expiration of the term of the employment agreement or (y) the Executive’s base salary for one year plus the greater of (i) the cash incentive payment paid to the Executive for the prior fiscal year or (ii) the target cash compensation for the current fiscal year. In the event of such a qualifying termination, the Company would also continue to pay for the Executive’s life, health and disability coverage for the remaining term of the employment agreement or 18 months, whichever is less. Resignation would qualify for the above severance benefits upon: (1) a change in the Executive’s authority, duties or responsibilities which represents a material adverse change from those in effect immediately prior to such change; (2) a material decrease in the Executive’s annual salary, target cash compensation (unless target cash compensation was materially decreased for all NEOs as listed in the Company’s most recent proxy statement), or elimination or reduction of any material benefit that the Company otherwise provides to its executives of similar rank (except those changes to any benefit or benefit program implemented for all Company employees who participate in such benefits or programs or that may be required by law) without her prior written agreement, (3) relocation of Executive’s principal place of employment to a location that increases the Executive’s commute from her primary residence by more than 30 miles one way; or (4) a material breach of the agreement by the Company.
Under the agreement, if a qualifying resignation or involuntary termination (other than for Cause) follows a change in control (as defined in the employment agreement) of the Company, the Executive would be entitled to a severance payment (the “Change in Control Payment”) equal to two times the Executive’s average annual cash compensation for the five most recent taxable years of employment with the Company, or such lesser number of years that the Executive is employed in the event that the Executive is employed by the Company for less than five years at the time of the Change in Control. Annual cash compensation means the Executive’s salary and incentive plan payment. The Executive would also be entitled to continued health and welfare benefits as described above. However, that the total value of the Change in Control Payment (including any insurance benefits provided) shall not exceed three times the sum of (x) the Executive’s salary and (y) the greater of (i) the cash incentive payment paid to the Executive for the prior fiscal year or the (ii) Target Cash Compensation for the current fiscal year. If the amount of such termination benefits are deemed to be parachute payments as defined in section 280G of the Internal Revenue Code of 1986, as amended, such termination benefits will be reduced to an amount $1.00 less than the amount that triggers such excise tax, but only if such reduced amount is greater than the aggregate amount of the termination benefits unreduced less the amount of the excise tax and any applicable state and federal taxes.
In event of the Executive’s subsequent death while she is receiving the above severance payments (whether or not it the event of a change in control), such payments will be made to her beneficiaries or estate. The Executive is subject to certain confidentiality provisions, as well as certain non-competition and non-solicitation provisions during the term of the agreement and for one year post termination. The employment agreement provides for the arbitration of disputes between the parties and that the prevailing party shall be awarded attorneys’ fees. The employment agreement also provides that the Company shall indemnify the Executive to the fullest extent allowable under Delaware law and, if applicable, federal law.

ITEM 8.01	OTHER EVENTS
In the press release described in Item 2.02, the Company announced that the Board of Directors declared a regular quarterly cash dividend on the Company’s outstanding common stock. The cash dividend will be in the amount of $0.17 per share and will be payable on February 15, 2019 to the stockholders of record at the close of business on February 4, 2019.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	EXHIBITS

99.1	Press Release dated	January 24, 2019
10.30
Form of Employment Agreement between OceanFirst Financial Corp. and certain executive officers, including Christopher D. Maher, Michael J. Fitzpatrick, Steven J. Tsimbinos and Grace Vallacchi (incorporated herein by reference from Exhibit to Form 8-K filed on April 10, 2017)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANFIRST FINANCIAL CORP.

/s/ Michael J. Fitzpatrick
Michael J. Fitzpatrick
Executive Vice President and Chief Financial Officer

Dated:	January 25, 2019

Exhibit Index

Exhibit	Description

99.1	Press Release dated	January 24, 2019
10.30
Form of Employment Agreement between OceanFirst Financial Corp. and certain executive officers, including Christopher D. Maher, Michael J. Fitzpatrick, Steven J. Tsimbinos and Grace Vallacchi (incorporated herein by reference from Exhibit to Form 8-K filed on April 10, 2017)